CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in the accompanying Post-Effective Amendment to the Registration Statement on Form N-1A of the Catalyst Value Fund, Catalyst Strategic Insider Fund, Catalyst Large Cap Value Fund, Catalyst Insider Long/Short Fund, Catalyst/SMH High Income Fund, Catalyst/SMH Total Return Income Fund, Catalyst/Groesbeck Growth of Income Fund, Catalyst/MAP Global Total Return Income Fund, Catalyst/MAP Global Capital Appreciation Fund, and Catalyst/CP Core Equity Fund, each a series of shares of beneficial interest of Mutual Fund Series Trust (formerly Catalyst Funds), of our report dated August 29, 2012 on the financial statements and financial highlights included in the June 30, 2012 Annual Report to the Shareholders of the above referenced funds.

We further consent to the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

October 29, 2012